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                                                                   Exhibit 5.1

                        [Palmer & Dodge LLP Letterhead]


                                November 6, 1997


Lamar Advertising Company
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808

      We are furnishing this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") filed on November 6, 1997 by Lamar Advertising Company (the "Company") and certain subsidiaries of the Company listed as Additional Registrants in the Registration Statement (the "Subsidiary Guarantors") relating to the offer to exchange $200,000,000 aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2007 (the "Exchange Notes") for the outstanding $200,000,000 aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2007 (the "Existing Notes" and, together with the Exchange Notes, the "Notes"). The Existing Notes were, and the Exchange Notes will be, issued by the Company and guaranteed (the "Guarantees") by the Subsidiary Guarantors pursuant to an Indenture dated September 25, 1997 (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), the form of which was filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 1997. The exchange will be made pursuant to an exchange offer contemplated by the Registration Statement.

      We have acted as your counsel in connection with the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization, issuance, sale and exchange of the Notes. We have made such examination as we consider necessary to render this opinion.

      This opinion is limited to the federal laws of the United States and the Delaware General Corporation Law. We note that the Indenture, Notes and Guarantees are governed by the laws of the State of New York and, therefore, in rendering this opinion, we have relied, as to the opinions set forth in paragraphs 1 and 2 below, upon the opinion of Chadbourne & Parke LLP with respect to matters of New York law. In addition, as to the opinions set forth in paragraph 2 below, we have relied upon the opinion of Kean, Miller, Hawthorne, D'Armand, McCowan & Jarman, L.L.P. with respect to matters relating to the due incorporation and good standing of the Subsidiary Guarantors, the corporate power and authority of the Subsidiary Guarantors to execute, deliver and perform the Guarantees, and the due execution and delivery by the Subsidiary Guarantors of the Guarantees.
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Lamar Advertising Company
November 6, 1997
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      Based upon the foregoing, we are of the opinion that:

      1. The Indenture has been duly authorized, executed and delivered by the Company and the Trustee and, upon the due execution, authentication and delivery of the Exchange Notes and exchange thereof for Existing Notes in accordance with the Indenture and in the manner described in the Registration Statement, the Exchange Notes will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      2. When the Exchange Notes are duly issued and delivered by the Company and are guaranteed by a Subsidiary Guarantor, the Guarantee of such Subsidiary Guarantor will be the valid and legally binding obligation of such Subsidiary Guarantor, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      In rendering the foregoing opinions, we express no opinion as to federal or state laws relating to fraudulent transfers.

      We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus filed as part thereof.


                                          Very truly yours,



                                         /s/ Palmer & Dodge LLP